Exhibit 1.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED

AT MARKET ISSUANCE SALES AGREEMENT

December 18, 2019

B. Riley FBR, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Compass Point Research and Trading, LLC

1055 Thomas Jefferson Street, NW

Suite 303

Washington DC 20007

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), together with Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”) and B. Riley FBR, Inc. (“B. Riley”), Robert W. Baird & Co. Incorporated (“Baird”), JMP Securities LLC (“JMP”) and Compass Point Research and Trading, LLC (“Compass Point”), are parties to that certain Amended and Restated Sales Agreement dated November 20, 2019 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. Together with Morgan Stanley & Co. LLC (“Morgan Stanley”), B. Riley, Baird, JMP, and Compass Point (each of B. Riley, Baird, JMP, Compass Point and Morgan Stanley, individually an “Agent” and together, the “Agents”) the Transaction Entities and the Agents desire to amend the Original Agreement as set forth in this Amendment No. 1 thereto (this “Amendment”) as follows:

The definitions of “Agent” and “Agents” in the first paragraph of the Original Agreement are hereby amended to include each of B. Riley, Baird, JMP, Compass Point and Morgan Stanley individually as an “Agent” and together, the “Agents”.

1.       Section 14 of the Original Agreement is amended to add the following notice party information for the Agents:

 “Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, New York 10036

Attention: Equity Syndicate Desk, with a copy to the Legal Department”

2.       Schedule 1 of the Original Agreement is hereby amended as follows:

“From:	Bluerock Residential Growth REIT, Inc.

To:	[B. Riley FBR, Inc.] [Robert W. Baird & Co. Incorporated] [JMP Securities LLC] [Compass Point Research and Trading, LLC] [Morgan Stanley & Co. LLC]

Attention:	[•]

Subject:	At Market Issuance--Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Amended and Restated At Market Issuance Sales Agreement, dated November 20, 2019 (as amended by Amendment No. 1 thereto, dated December [•], 2019, the “Agreement”), by and among Bluerock Residential Growth REIT, Inc., a corporation (the “Company”), Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), and B. Riley FBR, Inc. (“B. Riley”), Robert W. Baird & Co. Incorporated (“Baird”), JMP Securities LLC (“JMP”), Compass Point Research and Trading, LLC (“Compass Point”) and Morgan Stanley & Co. LLC (“Morgan Stanley”), the Company hereby requests that [identify Designated Agent] sell up to _____________________ shares of the Company’s Class A Common Stock, par value $0.01 per share, during the time period beginning on [month, day, time] and ending on [month, day, time].”

3.       Schedule 2 to the Original Agreement is hereby amended to add:

“Morgan Stanley
Name	Title	Email Address
Edward Molloy	Managing Director	Edward.Molloy@morganstanley.com
Jon Sierant	Executive Director	Jon.Sierant@morganstanley.com
Darrell Alfieri	Executive Director	Darrell.Alfieri@morganstanley.com
Eric Rosenblum	Associate	Eric.Rosenblum@morganstanley.com”

4.       The first paragraph of Exhibit 7(l) is amended as follows:

“This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the Amended and Restated At Market Issuance Sales Agreement, dated November 20, 2019 (as amended by Amendment No. 1 thereto, dated December [•], 2019, the “Agreement”), among Bluerock Residential Growth REIT, Inc., a Maryland corporation (the “Company”), Bluerock Residential Holdings, L.P., a Delaware limited partnership (the “Operating Partnership”), and B. Riley FBR, Inc. (“B. Riley”), Robert W. Baird & Co. Incorporated (“Baird”), JMP Securities LLC (“JMP”), Compass Point Research and Trading, LLC (“Compass Point”) and Morgan Stanley & Co. LLC (“Morgan Stanley”; each of B. Riley, Baird, JMP, Compass Point and Morgan Stanley individually an “Agent” and together, the “Agents”). All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.”

5.       Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

6.       This Amendment together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Transaction Entities and the Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

7.       This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

8.       Each of the Transaction Entities and the Agents each hereby irrevocably waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Amendment or any transaction contemplated hereby.

9.       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Transaction Entities and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Transaction Entities and the Agents.

Very truly yours,

B. RILEY FBR, INC.

By: /s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Tom O’Hare
Name: Tom O’Hare
Title: Director

JMP SECURITIES LLC

By: /s/ Eric Clark
Name: Eric Clark
Title: Vice President

COMPASS POINT RESEARCH AND TRADING, LLC

By: /s/ Christopher Nealon
Name: Christopher Nealon
Title: President & CEO

MORGAN STANLEY & CO. LLC

By /s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

[Signature Page to Amendment No. 1 to A&R Sales Agreement]

ACCEPTED as of the date
first-above written:

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By: /s/ Jordan B. Ruddy
Name: Jordan B. Ruddy
Title: Chief Operating Officer and President

BLUEROCK RESIDENTIAL HOLDINGS, L.P.

By: Bluerock Residential Growth REIT, Inc.
Its: General Partner

By: /s/ Jordan B. Ruddy
Name: Jordan B. Ruddy
Title: Chief Operating Officer and President

[Signature Page to Amendment No. 1 to Sales Agreement]